UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2017

LILIS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

300 E. Sonterra Blvd., Suite No. 1220
San Antonio, TX	78258
(Address of Principal Executive Offices)	(Zip Code)

(210) 999-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

First Lien Amendment

On October 19, 2017, Lilis Energy, Inc. (the “Company”) entered into a fourth amendment (the “First Lien Amendment”) to its existing first lien credit agreement, dated September 29, 2016 (as amended, the “First Lien Credit Agreement”), by and among the Company, certain subsidiaries of the Company, as guarantors (the “Guarantors”), the lenders party thereto (the “Existing Lenders”) and Deans Knight Capital Management, Ltd., as collateral agent. Pursuant to the First Lien Amendment, among other things, certain lenders identified therein joined the Existing Lenders as lenders under the First Lien Credit Agreement, and the lenders made further extensions of credit, in addition to the existing loans under the First Lien Credit Agreement (the “Existing Loans”), in the form of an additional, incremental bridge loan in an aggregate principal amount of $15,000,000 (the “Incremental Bridge Loan”, and together with the Existing Loans, the “First Lien Loans”). The First Lien Loans, including the Incremental Bridge Loan, were fully drawn as of October 19, 2017.

The First Lien Loans are secured by first priority liens on substantially all of the Company’s and the Guarantors’ assets, including their oil and gas properties located in the Permian Basin, and all of the obligations thereunder are unconditionally guaranteed by each of the Guarantors.

The First Lien Credit Agreement, as amended by the First Lien Amendment, (a) provides that, effective as of October 1, 2017, the unpaid principal of the First Lien Loans will bear (i) cash interest at a rate per annum of 10% and (ii) additional interest at a rate per annum of 6%, payable only in-kind by increasing the principal amount of the First Lien Loans by the amount of such interest due on each interest payment date and (b) permits the loans under the Second Lien Credit Agreement (as defined below) to equal an increased amount of up to $175,000,000. The First Lien Loans mature on October 21, 2018 and may be repaid in whole or part at any time at the option of the Company, subject to the payment of certain specified prepayment premiums. Additionally, the First Lien Loans are subject to mandatory prepayment with the net proceeds of certain asset sales and casualty events, subject to the right of the Company to reinvest the net proceeds of asset sales and casualty events within 180 days.

Second Lien Amendment

On October 19, 2017, the Company entered into a second amendment (the “Second Lien Amendment”) to its existing second lien credit agreement, dated April 26, 2017 (as amended, the “Second Lien Credit Agreement”), by and among the Company, the Guarantors, Wilmington Trust, National Association, as administrative agent, and the lenders party thereto, including Värde Partners, Inc., a Delaware corporation, as lead lender. The Second Lien Amendment permits the Company to incur the Incremental Bridge Loan under the First Lien Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 4 and Joinder to Credit and Guarantee Agreement, dated October 19, 2017 by and among the Company, the Guarantors party thereto, the Lenders party thereto and Deans Knight Capital Management Ltd., as collateral agent.

10.2	Amendment No. 2 to Credit Agreement, dated October 19, 2017 by and among Lilis Energy, Inc., the Guarantors party thereto, the Lenders party thereto and Wilmington Trust, National Association, as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2017	LILIS ENERGY, INC.

	By:	/s/ Joseph Daches
Executive Vice President, Chief Financial Officer and Treasurer